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                                                                    Exhibit 10.1

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "Agreement") is made this ____ day of ________, 1999 by and among AMERICAN EAGLE OUTFITTERS, INC., a Delaware corporation ("AEO"), NATCO INDUSTRIES, INC., a Delaware corporation ("Natco"), NATCO LIMITED LIABILITY COMPANY, a Delaware limited liability company ("Natco LLC"), and the undersigned members of Natco LLC (the "Members").

                                    RECITALS

         A. Natco, Thorn Hill Acquisition Corp., a Delaware corporation ("Acquisition"), Natco LLC and AEO entered into a Plan of Reorganization and Merger Agreement, dated as of November 30, 1998, (the "Merger Agreement") providing for the merger of Acquisition with and into AEO (the "Merger").

         B. Natco LLC was formed by Natco prior to the Merger as a part of the plan of reorganization of Natco, to hold all assets and liabilities of Natco other than its stock in AEO, and to facilitate the merger of Acquisition with and into AEO. All of the assets of Natco, other than its 6,991,174 shares of AEO common stock, were contributed by Natco to Natco LLC and all of Natco's liabilities were assumed by Natco LLC, effective on __________, 1999.

         C. The execution of this Agreement is a condition to AEO's obligation to consummate the Merger under Section 7.02(f) of the Merger Agreement.

         D. Except as otherwise defined herein, the capitalized terms in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

         NOW THEREFORE, in consideration of the foregoing Recitals and the mutual covenants set forth herein, the undersigned parties agree as follows:

                                    AGREEMENT

         1. Indemnification by Natco LLC. Natco LLC agrees to indemnify each of Natco, AEO and their officers, directors, employees and agents, and agrees to hold each of them harmless from and against, any and all losses, liabilities, obligations, costs, claims, damages (including consequential and punitive damages), penalties and expenses (including attorneys' fees) (collectively, "Losses") incurred or suffered by any of them relating to or arising out of or in connection with: (a) any obligations or liabilities of Natco existing prior to the Merger or resulting from events or occurrences prior to the Merger, (b) any breach of or any inaccuracy in any representation or warranty made by Natco, Acquiring or Natco LLC in the Merger Agreement or any document delivered by Natco, Acquisition or Natco LLC at the Closing; or (c) any breach of or failure by Natco, Acquisition or Natco LLC to perform any covenant or obligation of Natco, Acquisition or Natco LLC set out or contemplated in the Merger Agreement or any document delivered at the Closing; provided, however, that the foregoing indemnity does not include Losses resulting from the Merger, including any claim relating to whether or not the Merger is a tax-free reorganization or the amount and value to Natco or AEO of any Natco net operating loss carry-forward, and, provided further, that the foregoing indemnity shall only apply to Losses, that exceed the actual cash value of any benefit received after the Merger by Natco or AEO relating to any tax credits or the net operating loss carryover of Natco immediately prior to the Merger, and any other tax benefits, but only if and to the extent such Losses do not result from a willful breach of a representation, warranty or covenant in the Merger Agreement by Natco, Acquisition or Natco LLC.

         2. Term of Indemnity. All agreements and obligations of Natco LLC contained herein shall terminate on the earlier of the fourth anniversary date of the Effective Time of the Merger or the applicable statute of limitations, except for (a) claims relating to tax matters, which can be asserted by Natco or AEO through the applicable federal income tax statute of limitations, or (b) claims relating to any breach of the representation and


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warranty made in Section 5.02(m) of the Merger Agreement, which can be asserted by Natco or AEO through the earlier of the tenth anniversary date of the Effective Time of the Merger or the applicable statute of limitations.

         3. Maintenance of Minimum Net Worth and Recontribution of Non-tax Distributions to Natco LLC. Each of the Members hereby agrees, severally and not jointly, that, during the term ending on the fourth anniversary date of the Effective Time of the Merger, there will be no distributions taken by it from Natco LLC that would cause the net worth of Natco LLC, computed in accordance with generally accepted accounting principles, applied on a consistent basis and measured at the time of the distribution, to fall below $10,000,000. In addition to the foregoing, each of the Members, severally and not jointly, hereby agrees that during the term of this indemnity the Member will contribute back to Natco LLC in cash its pro rata share of the net value (after giving effect to the income taxes payable thereon by such Member) of any distributions received by such Member from Natco LLC, other than distributions to pay tax on income generated by Natco LLC or taxes payable by the Members as a result of the initial receipt of their membership interest in Natco LLC, in the event that such contributions are needed to allow Natco LLC to meet its indemnity obligations under this Agreement.

         4. Claims. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement and provided the claim for indemnification falls within the limitations set forth above, the indemnified person ("Indemnified Person") shall promptly give notice to Natco LLC of such claim and the amount the Indemnified Person will be entitled to receive hereunder from Natco LLC; provided that the failure of the Indemnified Person to promptly give notice shall not relieve Natco LLC of its obligations except to the extent (if any) that Natco LLC shall have been prejudiced thereby.

         5. Notice of Third-Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to Natco LLC of the assertion of any claim, or the commencement of any suit, action or proceeding, by any person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to promptly give notice shall not relieve Natco LLC of its obligations except to the extent (if any) that Natco LLC shall have been prejudiced thereby. Natco LLC may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding, and (b) upon notice to the Indemnified Person and Natco LLC delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all losses arising out of such claim, suit, action or proceeding and that Natco LLC shall be liable for the entire amount of any loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that
(i) Natco LLC's counsel is reasonably satisfactory to the Indemnified Person, and (ii) Natco LLC shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If Natco LLC assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Natco LLC. If, however, counsel for the Indemnified Person reasonably determines in its judgment that representation by Natco LLC's counsel of Natco LLC and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and Natco LLC shall pay the fees and disbursements of such separate counsel. Whether or not Natco LLC chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         6. Failure of Natco LLC to Act. In the event that Natco LLC does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve Natco LLC of its obligations hereunder.

         7. Satisfaction of Indemnification Obligation. Natco LLC shall satisfy any obligation to indemnify Natco, AEO and their officers and directors against Losses as required by this Agreement in cash.

         8. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.


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         9. Notice. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and delivered by hand or national overnight courier service, transmitted by fax or mailed by registered or certified mail, postage prepaid, and shall be deemed given upon receipt, as follows:

 If to NATCO LLC to:
   NATCO LIMITED LIABILITY COMPANY
   1800 Moler Road
   Columbus, Ohio 43207
   Phone: 614-449-4332
   Fax:  614-443-0972
   Attention:  Irwin A. Bain, Esq., General Counsel

 If to NATCO or AEO, to:
   AMERICAN EAGLE OUTFITTERS, INC.
   150 Thorn Hill Drive
   Warrendale, Pennsylvania  15086-7528
   Phone:  412-779-5221
   Fax:  412-779-5535
   Attention:  George Kolber, COO

 with copies to:
   Benesch, Friedlander, Coplan & Aronoff     Porter, Wright, Morris & Arthur
   2300 BP America Building                   41 South High Street
   200 Public Square                          Columbus, Ohio 43215
   Cleveland, OH 44114-2378                   Phone:  614-227-2219
   Phone:  216-363-4686                       Fax: 614-227-4492
   Fax: 216-363-4588                          Attention:  Neil Bulman, Jr., Esq.
   Attention:  Michael K.L. Wager, Esq

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

10.      Governing Law; Binding Effect; Amendment and Termination.

         (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio applicable to contracts made and to be wholly performed in such state.

         (b) This Agreement shall be binding upon Natco LLC, and its successors and assigns, and shall inure to the benefit of the Indemnified Persons, their successors and assigns, and their personal representatives and heirs.

         (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless agreed upon in writing and signed by Natco LLC and by action of the Audit Committee of the Board of Directors of Natco confirmed by the Chairman of the Committee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

NATCO LIMITED LIABILITY COMPANY                 AMERICAN EAGLE OUTFITTERS, INC.


By:                                             By:
    -----------------------                         -----------------------
    Jay L. Schottenstein                            George Kolber
    Chief Executive Officer                         Chief Operating Officer





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NATCO INDUSTRIES, INC.:

By:
   -----------------------
   Jay L. Schottenstein
   Chief Executive Officer

NATCO LIMITED LIABILITY COMPANY MEMBERS:

JEROME SCHOTTENSTEIN FUND A                 SUSAN SCHOTTENSTEIN 1983 SUB S TRUST
1983 REVOCABLE TRUST


By:                                         By:
   -----------------------------               ---------------------------------
   Jay Schottenstein, Trustee                  Susan Diamond, Co-Trustee

                                            SUSAN SCHOTTENSTEIN 1983 SUB S TRUST


                                            By:
                                               ---------------------------------
SAUL SCHOTTENSTEIN, INDIVIDUALLY               Ann Deshe, Co-Trustee


JAY L. SCHOTTENSTEIN SUB S TRUST #1         SUSAN DIAMOND 1987 IRREVOCABLE TRUST
JAY L. SCHOTTENSTEIN SUB S TRUST #2
JAY L. SCHOTTENSTEIN SUB S TRUST #3
ELLIE MICHAEL DESHE 1983 SUB S TRUST        By:
DAVID SCOTT DESHE 1983 SUB S TRUST             ---------------------------------
DARA LAUREN DESHE 1985 SUB S TRUST              Ann Deshe,Trustee
LORI SCHOTTENSTEIN 1984 SUB S TRUST

By:
    ------------------------------------
    Geraldine Schottenstein, Trustee for
    each of the above Trusts